UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2011

ANTS SOFTWARE INC.
(Exact name of registrant as specified in charter)

Delaware	000-16299	13-3054685
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Cambridge Square,
Suite F
Alpharetta, Georgia 30009
 (Address of principal executive offices / Zip Code)

 (856) 914-5200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On September 12, 2011, the Board of Directors (the “Board”) of ANTs software inc. (the “Company”), upon recommendation of the Compensation Committee, approved the terms of the ANTs software inc. Strategic Bonus Plan (the “Plan”).  The Plan is summarized as follows:

Overview and Purpose

The purpose of the Plan is to attract and retain key employees and Board members necessary to consummate a transaction in which either (i) the Company merges with and into another entity, (ii) the Company sells all or substantially all of its outstanding capital stock, or (iii) the Company sells all or substantially all of its assets (each, a “Strategic Transaction”). The Plan also serves to motivate participants to achieve certain goals, including the consummation of a Strategic Transaction.

Participants

Participants in the Plan consist of directors, officers and certain employees of the Company or a subsidiary of the Company, as determined by the Compensation Committee.

Administration

The Compensation Committee has the authority to control and manage the operation of the Plan, unless the Compensation Committee delegates its responsibilities to another person or party, as permitted by law.

Bonus Payments

The aggregate bonus pool (the “Bonus Pool”) in connection with a Strategic Transaction shall be equal to 10% of the gross consideration received by the Company, in cash or securities, if the gross consideration is less than $35,000,000, or 15% of the gross consideration if such amount is equal to or greater than $35,000,000.

Employee Bonus: The Company’s Chief Executive Officer may award bonuses to certain Company employees in such amounts as he may determine; provided, however, that the aggregate amount of such employee bonuses (the “Employee Bonus Pool”) may not exceed an amount equal to (i) $500,000, if the gross consideration received by the Company is less than $35,000,000, or (ii) $1,000,000, if the gross consideration received by the Company is equal to or greater than $35,000,000. Additionally, only the Compensation Committee may determine the amount of any bonus awarded to the Chief Executive Officer.

Change in Control Bonus: In connection with a Strategic Transaction, the members of the Board shall be entitled to a bonus payment equal to a specified percentage of the Board Bonus Pool, which is equal to the difference between the Bonus Pool and the Employee Bonus Pool.

A copy of the Plan is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit Number	Description

10.1	ANTs software inc. Strategic Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2011		ANTs software inc.

	By: /s/	Joseph Kozak
Joseph Kozak, President and
Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	ANTs software inc. Strategic Bonus Plan